Exhibit 99.1

PANDORA REPORTS 4Q12 & FISCAL YEAR 2012 FINANCIAL RESULTS

•	Fiscal 2012 revenue of $274.3 million grew 99% year-over-year

•	4Q12 revenue of $81.3 million grew 71% year-over-year

•	Fiscal 2012 total listener hours of 8.2 billion grew 109% year-over-year

•	4Q12 total listener hours of 2.7 billion grew 99% year-over-year

•	Record 69.8% share of top 20 U.S. Internet radio services grew from 58.3% at the end of fiscal 2011

•	Record 5.55% share of total U.S. radio listening doubled from 2.71% at the end of fiscal 2011

•	Active users reach record 47 million growing 62% year-over-year

OAKLAND, Calif – March 6, 2012 – Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the fourth quarter and full fiscal year 2012 ended on January 31, 2012.

“The fourth quarter was a strong finish to fiscal 2012, which was highlighted by record revenue, radio market share, listening hours and active users,” stated Joe Kennedy, Chairman & CEO of Pandora. “Reflecting on our first fiscal year as a public company, we have many accomplishments to be proud of and much to look forward to in the year ahead. Pandora continues to rapidly disrupt the radio industry and has only just begun to realize the potential of our $37 billion U.S. market opportunity.”

Fiscal 4Q12 and Fiscal Year 2012 Financial Results

Total Revenue: For the fourth quarter of fiscal 2012, total revenue was $81.3 million, a 71% year-over-year increase. Advertising revenue was $72.1 million, a 74% year-over-year increase. Subscription and other revenue was $9.2 million, a 51% year-over-year increase.

For the fiscal year 2012, total revenue was $274.3 million, a 99% year-over-year increase. Total advertising revenue was $240.0 million, a 101% year-over-year increase. Total subscription and other revenue was $34.3 million, an 87% year-over-year increase.

Net Loss per Share: For the fourth quarter of fiscal 2012, on a GAAP basis, net loss per share was ($0.05). Non-GAAP net loss per share was ($0.03), excluding approximately $3.4 million in stock-based compensation. Both GAAP and non-GAAP calculations are based on 162.3 million weighted average basic shares outstanding and assume minimal tax expense due to our net operating loss position.

For the fiscal year 2012, on a GAAP basis, net loss attributable to common shareholders per share was ($0.19). Non-GAAP net loss per common share was ($0.02), excluding approximately $13.7 million in stock-based compensation and warrant remeasurement expenses. GAAP and non-GAAP calculations are based on 106.0 million and 158.3 million weighted average basic common shares outstanding, respectively, and assume minimal tax expense due to our net operating loss position.

Cash: The company ended the fourth quarter of fiscal 2012 with $90.6 million in cash, cash equivalents and short-term investments, compared with $90.8 million at the end of the prior quarter. For the fourth quarter of fiscal 2012, Pandora generated approximately $2.4 million in cash from operating activities, compared to $1.0 million generated in the year-ago quarter. For the 2012 fiscal year, Pandora generated approximately $5.9 million in cash from operating activities compared to generating $3.2 million in cash from operating activities in fiscal 2011.

Other Business Metrics

Total listener hours: Total listener hours grew 99% to approximately 2.7 billion for the fourth quarter of fiscal 2012, compared to approximately 1.3 billion for the fourth quarter of fiscal 2011.

For the fiscal year 2012, total listener hours grew 109% to approximately 8.2 billion, compared to approximately 3.8 billion for the fiscal year 2011.

Guidance

Based on information available as of March 6, 2012, the company is providing financial guidance for the first quarter and fiscal year 2013 as follows:

1Q13 Guidance: Revenue is expected to be in the range of $72 million to $75 million. Non-GAAP net loss per share is expected to be between ($0.18) and ($0.21). Non-GAAP net loss per share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 164 million weighted average shares outstanding for the first quarter fiscal 2013.

Fiscal 2013 Guidance: Revenue is expected to be in the range of $410 million to $420 million. Non-GAAP net loss per common share is expected to be between ($0.11) and ($0.16). Non-GAAP net loss per common share excludes stock-based compensation expense, assumes minimal tax expense given our net operating loss position, and 166 million weighted average shares outstanding for fiscal 2013.

4Q12 and Fiscal Year 2012 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the fourth quarter and full fiscal year 2012 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 35587381, and available via webcast until March 20, 2012.

About Pandora

Pandora gives people music they love anytime, anywhere, through connected devices. (OK, we’ve added comedy as well so we’re also up for playing some jokes you’ll love.) Personalized stations launch instantly with the input of a single “seed” - a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of hundreds of thousands of recordings. Tens of millions of people in the U.S. turn on Pandora to hear music they love.

www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected GAAP revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Registration Statement on Form S-1 and our Form 10-Q for the quarter ended October 31, 2011, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The company’s results of operations for the fourth quarter and full year ended January 31, 2012 are not necessarily indicative of the company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP net income (loss) and non-GAAP earnings (loss) per share. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings press releases.

These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, which consists of expenses for stock options and other awards under our equity incentive plans. The non-GAAP net income (loss) and non-GAAP historical earnings (loss) per share measures also exclude the applicable change in fair value of certain warrants issued by us. The change in fair value of certain warrants issued by us is included within other expense, and stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

•	Cost of revenue

•	Product development

•	Marketing and sales

•	General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. Furthermore, determining the fair value of both stock-based compensation and stock-derived warrants involves a high degree of estimation and judgment such that the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based instruments. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control. We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

###

Contacts:

Dominic Paschel

VP, Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Deborah Roth

VP, Corporate Communications & Public Relations

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	As of January 31,	As of January 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$43,048	$44,126
Short-term investments	—	46,455
Accounts receivable, net	42,212	66,738
Prepaid expenses and other current assets	3,516	2,806

Total current assets	88,776	160,125
Property and equipment, net	8,683	15,576
Other assets	1,750	2,314

Total assets	$99,209	$178,015

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,965	2,053
Accrued liabilities	5,532	3,838
Accrued royalties	18,080	33,822
Deferred revenue	15,910	19,232
Accrued compensation	3,815	11,962
Current portion of long-term debt	6,759	—

Total current liabilities	52,061	70,907
Long-term debt	837	—
Preferred stock warrant liability	1,027	—
Other long-term liabilities	1,632	2,568

Total liabilities	55,557	73,475

Redeemable convertible preferred stock	126,662	—

Stockholders’ equity (deficit):
Common stock	1	16
Additional paid-in capital	2,308	205,955
Accumulated deficit	(85,319)	(101,426)
Accumulated other comprehensive income	—	(5)

Total stockholders’ equity (deficit)	(83,010)	104,540

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$99,209	$178,015

Pandora Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	(Unaudited) Fiscal Quarter Ended January 31,		Fiscal Year Ended January 31,
	2011	2012	2011	2012
Revenue:
Advertising	$41,481	$72,053	$119,333	$239,957
Subscription services and other	6,160	9,273	18,431	34,383

Total revenue	47,641	81,326	137,764	274,340

Costs and expenses:
Cost of revenue (1)	3,582	6,679	11,559	22,759
Product development (1)	1,919	3,583	6,736	13,425
Marketing and sales (1)	14,366	20,916	36,250	65,010
General and administrative (1)	4,979	10,054	14,183	35,428
Content acquisition	23,935	48,169	69,357	148,708

Total costs and expenses	48,781	89,401	138,085	285,330

Loss from operations	(1,140)	(8,075)	(321)	(10,990)

Other income (expense):
Interest income	5	28	31	59
Interest expense	(279)	(123)	(612)	(616)
Other income (expense), net	112	—	(728)	(4,485)

Loss before provision for income taxes	(1,302)	(8,170)	(1,630)	(16,032)
Provision for income taxes	(134)	(9)	(134)	(75)

Net loss	$(1,436)	$(8,179)	$(1,764)	$(16,107)

Accretion of redeemable convertible preferred stock	(72)	—	(300)	(110)
Increase in cumulative dividends payable upon conversion or liquidation of redeemable convertible preferred stock	(2,403)	—	(8,978)	(3,648)

Net loss attributable to common stockholders	$(3,911)	$(8,179)	$(11,042)	$(19,865)

Net loss per share attributable to common stockholders basic and diluted	$(0.31)	$(0.05)	$(1.03)	$(0.19)

Weighted-average shares used in computing basic and diluted per share amounts	12,626	162,275	10,761	105,955

(1) Amounts include stock-based compensation expenses as follows:

	(Unaudited)
	2011	2012	2011	2012
Cost of revenue	$39	$186	$85	$582
Product development	117	557	329	1,638
Marketing and sales	207	1,901	549	4,866
General and administrative	146	804	492	2,101

	$509	$3,448	$1,455	$9,187

Pandora Media, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	(Unaudited) Fiscal Quarter Ended January 31,		Fiscal Year Ended January 31,
	2011	2012	2011	2012
Operating Activities
Net loss	$(1,436)	$(8,179)	$(1,764)	$(16,107)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	571	1,468	1,578	4,455
(Gain) loss on disposition of fixed assets	—	13	(15)	296
Stock-based compensation	509	3,448	1,612	9,187
Remeasurement of preferred stock warrants	—	—	869	4,499
Amortization of premium on investments	—	246	—	246
Amortization of debt issuance costs and debt discount	1	66	4	190
Changes in assets and liabilities:
Accounts receivable	(7,442)	(6,491)	(22,979)	(24,526)
Prepaid expenses and other assets	(2,279)	(35)	(2,739)	676
Accounts payable and accrued liabilities	3,524	(1,124)	5,482	(865)
Accrued royalties	5,659	8,200	9,036	15,742
Accrued compensation	(1,469)	3,743	2,375	8,147
Deferred revenue	3,362	800	9,763	3,322
Reimbursement of cost of leasehold improvements	—	241	—	616

Net cash provided by operating activities	1,000	2,396	3,222	5,878
Investing Activities
Purchases of property and equipment	(4,403)	(2,620)	(8,211)	(11,644)
Changes in restricted cash	318	(520)	318	(520)
Purchases of short-term investments	—	(29,956)	—	(66,890)
Maturities of short-term investments	—	19,984	—	19,984

Net cash used in investing activities	(4,085)	(13,112)	(7,893)	(59,070)
Financing activities
Borrowings under debt arrangements	—	—	3,644	—
Repayments of debt	(168)	—	(392)	(7,596)
Proceeds from exercise of preferred stock warrants	—	—	—	165
Proceeds from early exercise of stock options	1,579	—	1,705	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	22,206	—
Proceeds from initial public offering net of offering costs	—	(280)	—	90,632
Proceeds from issuance of common stock	96	1,246	548	2,074
Proceeds from issuance of common stock to directors for cash	3,800	—	3,800	—
Excess tax benefit from stock compensation plans	44	—	44	—
Payment of dividends to preferred stockholders at Initial public offering	—	—	—	(31,005)
Proceeds from buyers in investor offer	—	—	7,908	—
Payments to sellers in investor offer	—	—	(7,908)	—

Net cash provided by financing activities	5,351	966	31,555	54,270
Net increase (decrease) in cash and cash equivalents	2,266	(9,750)	26,884	1,078
Cash and cash equivalents at beginning of period	40,782	53,876	16,164	43,048

Cash and cash equivalents at end of period	$43,048	$44,126	$43,048	$44,126

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Fiscal Quarter Ended January 31,				Fiscal Year Ended January 31,
	2011		2012		2011	2012
Net income (loss) and net income (loss) per share reconciliations:
GAAP net loss		$(1,436)		$(8,179)	$(1,764)		$(16,107)
Stock-based compensation		509		3,448	1,455		9,187
Change in the fair value of the warrant		—		—	869		4,499

Non-GAAP net income (loss)		$(927)		$(4,731)	$560		$(2,421)

Non-GAAP net income (loss) per common share - basic *		$(0.01)		$(0.03)	$0.00		$(0.02)

Non-GAAP shares used in computing net income (loss) per common share - basic		149,921		162,275	147,543		158,335

Non-GAAP net income (loss) per common share - diluted	$	N/A	$	N/A	$0.00	$	N/A

Non-GAAP shares used in computing net income (loss) per common share - diluted *		N/A		N/A	172,662		N/A

Costs and expenses reconciliation:
GAAP costs and expenses		$48,781		$89,401	$138,085		$285,330
Stock-based compensation		(509)		(3,448)	(1,455)		(9,187)

Non-GAAP costs and expenses		$48,272		$85,953	$136,630		$276,143

Income (loss) from operations reconciliation:
GAAP loss from operations		$(1,140)		$(8,075)	$(321)		$(10,990)
Stock-based compensation in cost of revenue		39		186	85		582
Stock-based compensation in product development		117		557	329		1,638
Stock-based compensation in marketing and sales		207		1,901	549		4,866
Stock-based compensation in general and administrative		146		804	492		2,101

Non-GAAP income (loss) from operations		$(631)		$(4,627)	$1,134		$(1,803)

*	Non-GAAP basic and diluted common shares have been computed to give effect to the conversion of the convertible preferred stock and warrants into common stock as though the conversion had occurred at the beginning of the period.